As filed with the Securities and Exchange Commission on September 24, 2003

Registration No. 333-____________

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
____________________

Trinity3 Corporation
(Exact Name of Registrant as Specified in Its Charter)

                                Delaware                                                                                     65-0884085
                      (State or Other Jurisdiction of                                                                            (I.R.S. Employer
                             Incorporation or Organization)                                                                                                   Identification No.)

1920 Main Street, Suite 980
Irvine, CA 92614
(Address of Principal Executive Offices, Including Zip Code)
____________________

2002 Stock Option/Stock Issuance Plan
Legal Services Fee Agreement
Consulting Agreements
(Full Title of the Plan)

____________________

Shannon T. Squyres
Trinity3 Corporation
1920 Main Street, Suite 980
Irvine, CA 92614
(949) 910-2383
(Name, Address, and Telephone Number of Agent for Service)

COPIES TO:

Brian A. Lebrecht, Esq.
The Lebrecht Group, APLC
22342 Avenida Empresa, Suite 220
Rancho Santa Margarita, California 92688
(949) 635-1240

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, Par Value $0.0001	400,000 (2)	$0.01	$4,000	$0.37

Common Stock, Par Value $0.0001	640,000 (3)	$0.01	$6,400	$0.59

Total Registration Fee	1,040,000		$10,400	$0.96

(1)        Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) based on the closing bid price as reported by the NASDAQ Over-The-Counter Bulletin Board on September 22, 2003.

(2)        Represents shares of Common Stock reserved for issuance under the eNexi Holdings, Inc. (now known as Trinity3 Corporation) 2002 Stock Option/Stock Issuance Plan (the "Plan"). Pursuant to Rule 416, shares of Common Stock of the Company issuable pursuant to the exercise of awards granted or to be granted under the Plan in order to prevent dilution resulting from any future stock split, stock dividend, or similar transaction, are also being registered hereunder.

(3)        Represents shares of Common Stock to be issued to legal counsel and consultants to the Company.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.

Note: The document(s) containing the information concerning the agreements between Trinity3 Corporation ("Trinity3" or "Registrant") and its legal counsel and consultants required by Item 1 of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), and the statement of availability of registrant information, employee benefit plan annual reports and other information required by Item 2 of Form S-8 will be sent or given to participants as specified in Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement on Form S-8 (the "Registration Statement") or as prospectuses or prospectus supplements pursuant to Rule 424. Trinity3 will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, Trinity3 shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

Item 2.   Registrant Information and Employee Plan Annual Information.*

*    Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act, and the Note to Part I of Form S-8.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents are hereby incorporated by reference in this Registration Statement:

(i)        The Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2002 filed with the Commission on April 15, 2003.

(ii)        The Registrant’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003 filed with the Commission on August 14, 2003.

(iii)       All other reports and documents previously and subsequently filed by the Registrant before and after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Certain legal matters with respect to the Common Stock offered hereby will be passed upon for the Company by The Lebrecht Group, APLC, counsel to the Company.

The Lebrecht Group, APLC, does not own any of the Company’s Common Stock or any other equity interest in the Company, other than what is included in this registration statement, 100,000 shares of common stock, and 100,000 shares of common stock underlying the exercise of warrants, to be issued to The Lebrecht Group, APLC for services rendered.

Item 6.  Indemnification of Directors and Officers.

As permitted by the provisions of the General Corporation Law of the State of Delaware (the "Delaware Code"), the Company has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation if such officer or director acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Company. Any such person may be indemnified against expenses, including attorneys’ fees, judgments, fines and settlements in defense of any action, suit or proceeding. Further, the Delaware Code permits a corporation to purchase and maintain liability insurance on behalf of its officers, directors, employees and agents. The Company does not maintain such liability insurance.

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Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits

3.1 (1)	Certificate of Incorporation, as amended

3.2 (2)	Amendment to Certificate of Incorporation, dated November 5, 2002

3.3 (1)	Bylaws

5.1	Opinion of The Lebrecht Group, APLC

23.1	Consent of The Lebrecht Group, APLC (included in Exhibit 5.1)

23.2	Consent of Mendoza Berger & Company, LLP

__________________
(1)  Incorporated by reference from the Registrant's Form 10-SB, filed on July 8, 1999.
(2)  Incorporated by reference from the Registrant’s Form 10-KSB, filed on April 15, 2003.

Item 9.  Undertakings.

(a)       The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)       To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

(ii)      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

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(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that is meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on September 24, 2003.

Trinity3 Corporation

/s/ Shannon T. Squyres

By: Shannon T. Squyres
Its : Chief Executive Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Shannon T. Squyres	Chief Executive Officer, Secretary, and Director	September 24, 2003

Shannon T. Squyres

/s/ Steven D. Hargreaves	President, Chief Financial Officer, and Director	September 24, 2003

Steven D. Hargreaves

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